RETIREMENT LATITUDES (04/20) INDIVIDUAL VARIABLE AND FIXED ANNUITY APPLICATION (ICC18 VA775) Home Office: Lansing, Michigan www.jackson.com First Class Mail: P.O. Box 30314 Lansing, MI 48909-7814 Customer Care: 800-873-5654 Overnight Mail: 1 Corporate Way Fax: 800-943-6761 Lansing, MI 48951 Email: customercare@jackson.com Linking/BIN/Brokerage Acct. Number (if applicable) Jackson pre-assigned Contract Number (if applicable) Primary Owner PLEASE PRINT CLEARLY Type of Ownership: Individual/Joint Custodian Trust Corporation/Pension Plan Government Entity Please see the Social Security Number or Tax ID Number Phone Number (include area code) Good Order Checklist for additional requirements. Country of Residence U.S. Citizen Yes No Sex Male Female Date of Birth (mm/dd/yyyy) Email Address (print clearly) If U.S. citizenship is not selected, and a Social First Name Middle Name Last Name Security Number with a U.S. address is listed, along Non-Natural Owner/Entity Name (if applicable) with the absence of any other foreign indicator, Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Jackson National Life Insurance Physical Address City State ZIP Company (Jackson) will assume an active U.S. Mailing Address Line 1 Mailing Address Line 2 citizenship status. Mailing Address City State ZIP ICC18 VDA 800 04/19 Page 1 of 12 V776 04/20

Joint Owner

Social Security Number | Date of Birth (mm/dd/yyyy) | Email Address (print clearly)

Country of Residence

U.S. Citizen ☐ Yes ☐ No | Sex ☐ Male ☐ Female

- In the case of Joint Owners, all correspondence and required documentation will be sent to the address of the Primary Owner.

First Name | Middle Name | Last Name

Relationship to Owner | Phone Number (include area code)

Physical Address Line 1 (No P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

Primary Annuitant

- Complete this section if different than Primary Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Primary Owner.

Social Security Number | Date of Birth (mm/dd/yyyy) | Phone Number (include area code)

Country of Residence

U.S. Citizen ☐ Yes ☐ No | Sex ☐ Male ☐ Female

First Name | Middle Name | Last Name

Physical Address Line 1 (No P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

Joint/Contingent Annuitant

- Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner.
- Contingent Annuitant **must** be Annuitant's spouse. Available only on a Qualified plan custodial account when electing a Joint GMWB.

Social Security Number | ☐ Joint Annuitant Not Applicable | Date of Birth (mm/dd/yyyy)

☐ Contingent Annuitant

Country of Residence

U.S. Citizen ☐ Yes ☐ No | Sex ☐ Male ☐ Female

First Name | Middle Name | Last Name

Relationship to Primary Annuitant | Phone Number (include area code)

Physical Address Line 1 (No P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

ICC18 VDA 800 04/19 Page 2 of 12 **V776 04/20**

Beneficiary(ies) It is required for Percentage of Good Order Primary Sex Male Female % that the Death Benefit Percentage of Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner Death Benefit be whole numbers and must total First Name Middle Name Last Name 100% for each beneficiary type. Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) If Percentage of Death Benefit is left blank, all beneficiaries Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 will receive equal shares. Physical Address City State ZIP Please use form X3041 for additional beneficiaries. Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP ICC18 VDA 800 04/19 Page 3 of 12 V776 04/20

Annuity Type

- The Variable Annuity Automatic Withdrawal Request form (V4370) will be required if a Stretch Annuity Type is elected.

☐ Non-Tax Qualified ☐ IRA - Traditional* ☐ Roth IRA* ☐ SEP ☐ 403(b) TSA

☐ Stretch IRA ☐ Non-Qualified Stretch ☐ Roth Conversion Other: ____

*Tax Contribution Year(s) and Amounts:

Year: ____ $ ____ Year: ____ $ ____

Premium Payment

! External Transfers: The Request for Transfer or Exchange of Assets form (X3783) must be submitted if Jackson is to request the release of funds.

Select method of payment and note approximate amount:

Check Attached $ ____ Check In Transit $ ____ Wire $ ____

Anticipated total amount from internal transfer(s) $ ____

Anticipated total amount from external transfer(s) **to be requested by Jackson** $ ____

Anticipated total amount from external transfer(s) **to be requested by Financial Professional or Owner (Jackson will NOT request funds)** $ ____

- For more than two account transfers, please provide account information on the Letter of Instruction form (X4250) and submit with application.

If Jackson is NOT requesting funds, please provide the following information:

Company releasing funds	Account number	Maturity date	Transfer type	Anticipated transfer amount
			☐ Full ☐ Partial	$
			☐ Full ☐ Partial	$

Statement Regarding Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed. COMPLETE X0512 "REPLACEMENT OF LIFE INSURANCE OR ANNUITIES" WHERE REQUIRED (**must** be dated on or before the Application Sign Date to be in Good Order).

I (We) certify that with regard to Jackson or any other company:
(Please select one)

☐ I (We) **do not have** existing life insurance policies or annuity contracts.

☐ I (We) **do have** existing life insurance policies or annuity contracts.

Notice to Financial Professional: If the Applicant does have existing life insurance policies or annuity contracts you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations apply) and return the notice, signed by both the Financial Professional and Applicant, with the Application.

Are you replacing an existing life insurance policy or annuity contract? ☐ **Yes** ☐ **No**

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy) ____

If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

ICC18 VDA 800 04/19 Page 4 of 12 **V776 04/20**

Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing.

Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 10.

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy): ______________ **OR** ☐ Immediately after issue.

Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson will default the start date and all subsequent transfer dates to the 28th. If funds are received after the designated start date, the program will begin one frequency from the designated start date.

- Other Systematic Investment Options may be available. Please see Systematic Investment form (V5385).

%	Special Dollar Cost Averaging (DCA+) ($15,000 contract minimum)
	6-month (030)
	12-month (032)

If DCA+ allocation is 100%, use the Premium Allocation section below to allocate your Designated Option(s).

If DCA+ allocation is less than 100%, use Systematic Investment Form (V5385) to allocate your Designated Option(s).

If selected, the total number of elections in the Premium Allocation section may not exceed 98.

The 6- or 12-month DCA+ account will earn interest at the rate of the 1-Year Fixed Account Option unless a promotional rate applies.

DCA+ is not available if electing the LifeGuard Freedom Flex® DB Guaranteed Minimum Withdrawal Benefit, the LifeGuard Freedom Accelerator DB Guaranteed Minimum Withdrawal Benefit, or the 5% Roll-Up Guaranteed Minimum Death Benefit on pages 8 and 9.

Premium Allocation

! Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! **Total number of allocation selections may not exceed 99.**

! Certain broker-dealers may limit the Investment Divisions and/or Fixed Account Options available under the Contract. Please see Client Acknowledgments on page 11.

%	Investment Division
	JNL® Aggressive Growth Allocation (072)
	JNL Conservative Allocation (380)
	JNL Growth Allocation (071)
	JNL iShares Tactical Growth (391)
	JNL iShares Tactical Moderate (389)
	JNL iShares Tactical Moderate Growth (390)
	JNL Moderate Allocation (381)
	JNL Moderate Growth Allocation (070)
	JNL Multi-Manager Alternative (655)
	JNL Multi-Manager Emerging Markets Equity (077)
	JNL Multi-Manager Mid Cap (663)
	JNL Multi-Manager Small Cap Growth (116)
	JNL/American Funds® Balanced (150)
	JNL/American Funds Blue Chip Income and Growth (339)
	JNL/American Funds Capital Income Builder (685)
	JNL/American Funds Capital World Bond (340)
	JNL/American Funds Global Growth (638)
	JNL/American Funds Global Small Capitalization (341)
	JNL/American Funds Growth (395)
	JNL/American Funds Growth Allocation (358)
	JNL/American Funds Growth-Income (342)
	JNL/American Funds International (343)
	JNL/American Funds Moderate Growth Allocation (357)
	JNL/American Funds New World (344)
	JNL/AQR Large Cap Defensive Style (699)
	JNL/BlackRock Advantage International (700)
	JNL/BlackRock Global Allocation (345)
	JNL/BlackRock Global Natural Resources (066)
	JNL/BlackRock Large Cap Select Growth (102)
	JNL/Causeway International Value Select (126)
	JNL/ClearBridge Large Cap Growth (364)

PREMIUM ALLOCATIONS CONTINUED ON PAGES 6 AND 7.

ICC18 VDA 800 04/19 Page 5 of 12 **V776 04/20**

Premium Allocation (continued from page 5)

Total number of allocation selections may not exceed 99.

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

	JNL/DFA Growth Allocation	(664)
	JNL/DFA International Core Equity	(701)
	JNL/DFA Moderate Growth Allocation	(665)
	JNL/DFA U.S. Core Equity	(115)
	JNL/DFA U.S. Small Cap	(612)
	JNL/DoubleLine® Core Fixed Income	(127)
	JNL/DoubleLine® Emerging Markets Fixed Income	(661)
	JNL/DoubleLine® Shiller Enhanced CAPE®	(659)
	JNL/DoubleLine® Total Return	(636)
	JNL/Fidelity Institutional Asset Management® Total Bond	(110)
	JNL/First State Global Infrastructure	(347)
	JNL/Franklin Templeton Global Multisector Bond	(348)
	JNL/Franklin Templeton Growth Allocation	(062)
	JNL/Franklin Templeton Income	(075)
	JNL/Franklin Templeton International Small Cap	(250)

	JNL/Goldman Sachs 4	(292)
	JNL/Goldman Sachs Dividend Income & Growth	(278)
	JNL/Goldman Sachs Managed Aggressive Growth	(119)
	JNL/Goldman Sachs Managed Conservative	(227)
	JNL/Goldman Sachs Managed Growth	(118)
	JNL/Goldman Sachs Managed Moderate	(226)
	JNL/Goldman Sachs Managed Moderate Growth	(117)
	JNL/Harris Oakmark Global Equity	(656)
	JNL/Invesco Diversified Dividend	(365)
	JNL/Invesco Global Growth	(173)
	JNL/Invesco Global Real Estate	(206)
	JNL/Invesco International Growth	(113)
	JNL/JPMorgan Global Allocation	(644)
	JNL/JPMorgan Growth & Income	(064)
	JNL/JPMorgan Hedged Equity	(688)

	JNL/JPMorgan U.S. Government & Quality Bond	(109)
	JNL/Loomis Sayles Global Growth	(689)
	JNL/Lord Abbett Short Duration Income	(709)
	JNL/Mellon Bond Index	(133)
	JNL/Mellon Dow℠ Index	(145)
	JNL/Mellon Emerging Markets Index	(349)
	JNL/Mellon Equity Income	(606)
	JNL/Mellon International Index	(129)
	JNL/Mellon MSCI KLD 400 Social Index	(667)
	JNL/Mellon MSCI World Index	(183)
	JNL/Mellon Nasdaq® 100 Index	(222)
	JNL/Mellon S&P 400 MidCap Index	(124)

PREMIUM ALLOCATIONS CONTINUED ON PAGE 7.

ICC18 VDA 800 04/19 Page 6 of 12 **V776 04/20**

Premium Allocation (continued from pages 5 and 6)

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

Total number of allocation selections may not exceed 99.

- Fixed Account Options are not available if electing the LifeGuard Freedom Flex DB Guaranteed Minimum Withdrawal Benefit, the LifeGuard Freedom Accelerator DB Guaranteed Minimum Withdrawal Benefit, or the 5% Roll-Up Guaranteed Minimum Death Benefit on pages 8 and 9.

%	Fund	Code
	JNL/Mellon S&P 500 Index	(123)
	JNL/Mellon Small Cap Index	(128)
	JNL/MFS Mid Cap Value	(207)
	JNL/PIMCO Income	(372)
	JNL/PIMCO Real Return	(078)
	JNL/PPM America Floating Rate Income	(346)
	JNL/PPM America High Yield Bond	(136)
	JNL/PPM America Total Return	(662)
	JNL/RAFI® Multi-Factor U.S. Equity	(703)
	JNL/T. Rowe Price Balanced	(647)
	JNL/T. Rowe Price Capital Appreciation	(637)
	JNL/T. Rowe Price Established Growth	(111)
	JNL/T. Rowe Price Mid-Cap Growth	(112)
	JNL/T. Rowe Price Short-Term Bond	(076)
	JNL/T. Rowe Price U.S. High Yield	(660)
	JNL/T. Rowe Price Value	(149)
	JNL/Vanguard® Capital Growth	(373)
	JNL/Vanguard Equity Income	(374)
	JNL/Vanguard Global Bond Market Index	(671)
	JNL/Vanguard Growth ETF Allocation	(674)
	JNL/Vanguard International	(375)
	JNL/Vanguard International Stock Market Index	(670)
	JNL/Vanguard Moderate ETF Allocation	(672)
	JNL/Vanguard Moderate Growth ETF Allocation	(673)
	JNL/Vanguard U.S. Stock Market Index	(668)
	JNL/WMC Balanced	(104)
	JNL/WMC Government Money Market	(107)
	JNL/WMC Value	(179)

%	Fixed Account Options	Code
	1-Year	(041)
	3-Year	(043)
	5-Year	(045)
	7-Year	(047)

NOTE: The Contract permits Jackson, without advance notice (state variations may apply), to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

ICC18 VDA 800 04/19 Page 7 of 12 **V776 04/20**

LIFETIME CHECK™ BY JACKSON

Add-On Guaranteed Minimum Withdrawal Benefits

May select only **one** For Life GMWB or GMWB.

- All Add-On GMWBs may not be available in all states or through all broker-dealers, and once selected cannot be changed.
- **Add-On GMWBs: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

LifeGuard Freedom Flex® For Life GMWB with Step-Up (Ages 35-80)

! **Must** select **one of each** option: Lifetime Coverage, Bonus%, Income Stream, and Step-Up for Good Order.

Lifetime Coverage Option: ☐ Single Life[1] ☐ Joint Life [1,3,4,5]

Bonus% Option: ☐ 5% ☐ 6% ☐ 7%

Income Stream® Option (GAWA%)[2]: ☐ Income Stream Max ☐ Income Stream Value

Step-Up Option: ☐ Annual ☐ Annual to Highest Quarterly Contract Value

LifeGuard Freedom Flex DB [1,6,8] For Life GMWB with 6% Bonus, Step-Up, and Death Benefit (Ages 35-75)

! **Must** select **one of each** option: Income Stream and Step-Up for Good Order.

Income Stream Option (GAWA%)[2]: ☐ Income Stream Max ☐ Income Stream Value

Step-Up Option: ☐ Annual ☐ Annual to Highest Quarterly Contract Value

LifeGuard Freedom Net® For Life GMWB with 6% Bonus, Step-Up, and Earning-Sensitive Withdrawal Amount (Ages 35-80)

! **Must** select **one of each** option: Lifetime Coverage, Income Stream, and Step-Up for Good Order.

Lifetime Coverage Option: ☐ Single Life[1] ☐ Joint Life [1,3,4,5]

Income Stream Option (GAWA%)[2]: ☐ Income Stream Max ☐ Income Stream Value

Step-Up Option: ☐ Annual ☐ Annual to Highest Quarterly Contract Value

LifeGuard Freedom Accelerator℠ For Life GMWB with Deferral Credits and Annual Step-Up (Ages 45-80)

! **Must** select **one** Lifetime Coverage Option for Good Order.

Lifetime Coverage Option: ☐ Single Life[1] ☐ Joint Life [1,3,4,5]

☐ **LifeGuard Freedom Accelerator DB** [1,6,8] For Life GMWB with Deferral Credits, Annual Step-Up, and Death Benefit (Ages 45-75)

☐ **MarketGuard Stretch®** [7] GMWB (Ages 0-80)

Original Owner's Date of Death (mm/dd/yyyy)

[ ]

[1] May not be selected on Stretch IRAs or Non-Qualified Stretches.
[2] Availability of the Income Stream Options (Guaranteed Annual Withdrawal Amount percentage (GAWA%) table options) are subject to change. Please consult your financial professional for availability. Varying charges apply.
[3] For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on page 2 (including the "Relationship to Owner" box) is properly completed.
[4] For Qualified plans, excluding custodial accounts, 100% primary spousal Beneficiary designation is required. Please ensure the Primary Beneficiary section on page 3 (including the "Relationship to Owner" box) is properly completed.
[5] For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.
[6] May not be selected in combination with an Add-On Death Benefit on page 9.
[7] May only be selected on Non-Qualified Stretches. May not be selected in combination with an Add-On Death Benefit on page 9.
[8] Premium payments may not be allocated to the Systematic Investment Program DCA+ on page 5 or to the Fixed Account Options on page 7.

Add-On Benefits are continued on page 9.

ICC18 VDA 800 04/19 Page 8 of 12 **V776 04/20**

Add-On Death Benefits

- If no Add-On Death Benefit is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.
- All Add-On Benefits may not be available in all states or through all broker-dealers, and once selected cannot be changed.
- **Add-On Death Benefits: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

May select only **one** Death Benefit.

☐ **Highest Quarterly Anniversary Value Guaranteed Minimum Death Benefit** [1] (Ages 0-79)

5% Roll-Up Guaranteed Minimum Death Benefit [1,2] (4% if the Owner is age 70 or older on the date of issue) (Ages 0-79)

☐ With Highest Quarterly Anniversary Value Guaranteed Minimum Death Benefit

☐ Without Highest Quarterly Anniversary Value Guaranteed Minimum Death Benefit

[1] May not be selected on Stretch IRAs, Non-Qualified Stretches or in combination with LifeGuard Freedom Flex DB, LifeGuard Freedom Accelerator DB or MarketGuard Stretch on page 8.
[2] Premium payments may not be allocated to the Systematic Investment Program DCA+ on page 5 or to the Fixed Account Options on page 7.

Telephone/Electronic Authorization

- **If no election is made, Jackson will default to "No."**
- This authorization is not extended to Authorized Callers.

By checking "Yes," I (we) authorize Jackson to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Financial Professional, subject to Jackson's administrative procedures.

Do you consent to Telephone/Electronic Transfer Authorization? ☐ **Yes** ☐ **No**

Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) release Jackson, its affiliates, subsidiaries, and advisors from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us).

ICC18 VDA 800 04/19 Page 9 of 12 **V776 04/20**

Authorized Caller

- This authorization is not extended to Telephone/ Electronic Authorization.

If you want to authorize an individual other than your Financial Professional to receive Contract information via telephone and/or in writing, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security Number	Date of Birth (mm/dd/yyyy)

Electronic Delivery Authorization

- If no election is made, Jackson will default to "No."
- **Selection of "ALL DOCUMENTS" currently excludes quarterly statements and tax documents.**
- Please provide one email address and print clearly.
- If you authorize Electronic Delivery but do not provide an email address or the address is illegible, Electronic Delivery will not be initiated.

Do you consent to Electronic Delivery of documents? ☐ **Yes** ☐ **No**

GO GREEN. IT'S ONLY NATURAL. GREEN DELIVERY

Check the box(es) next to the types of documents you wish to receive electronically. If Electronic Delivery is authorized, but no document type is selected, the selection will default to "All Documents."

☐ **ALL DOCUMENTS** ☐ Prospectuses and prospectus supplements ☐ Annual and Semiannual reports

☐ Transaction confirmations ☐ Other Contract-related correspondence

My email address is: ____________________

I (We) will notify the company of any new email address.

This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson's website. For jointly owned contracts, all Joint Owners are consenting to electronic delivery and use of the single email address above. Please contact the appropriate Jackson Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson. Please make certain you have given Jackson a current email address. Also let Jackson know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form.

Notice to Applicant

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Important Information related to Systematic Investments:
Systematic Investing does not ensure a profit or protect against loss. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options.

ICC18 VDA 800 04/19 Page 10 of 12 **V776 04/20**

Client Acknowledgments 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. The Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be re-determined each Redetermination Date. The re-determined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. (Only applicable to Contracts with a Fixed Account Option.) 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. (Only applicable to Contracts with a Fixed Account Option.) 10. I (We) understand that Jackson issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial advisor. 11. I acknowledge and represent that I have executed this application, and that my signature below (including my electronic signature) is my true and valid signature. I further authorize Jackson to accept any electronic signature that I may make to this application. 12. I (We) understand that certain broker-dealers may limit the Investment Divisions, Fixed Account Options, and/or Add-On Benefits available under the Contract. I (We) have discussed these limitations with my (our) financial professional and have been provided with a list of Investment Divisions, Fixed Account Options and Add-On Benefits currently available for election through my (our) broker-dealer. I (We) understand that any application including an allocation to an Investment Division or Fixed Account Option or election of an Add-On Benefit not available through my (our) broker-dealer will not be accepted. I (We) understand that the Investment Divisions, Fixed Account Options, and/or Add-On Benefits not available through my (our) broker-dealer may be available through other broker-dealers. Client Signatures It is required for Owner's Signature Date Signed (mm/dd/yyyy) State where signed Good Order that all applicable parties to the Owner's Title (required if owned by an Entity) Contract sign here. Joint Owner's Signature Date Signed (mm/dd/yyyy) Required replacement forms must be signed on or Annuitant's Signature (if other than Owner) Date Signed (mm/dd/yyyy) State where signed before the application signature date. Joint Annuitant's Signature (if other than Joint Owner) Date Signed (mm/dd/yyyy) Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency ICC18 VDA 800 04/19 Page 11 of 12 V776 04/20

Financial Professional Acknowledgments

Complete this certification regarding sales material section only if:

- Your client has other existing policies or annuity contracts

AND

- Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract.

I certify that:

☐ I did not use sales material(s) during the presentation of this Jackson product to the applicant.

☐ I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant. In addition, copies of all approved sales material(s) used during the presentation were left with the applicant.

By signing this form, I certify that:

1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The Financial Professional's Certification Regarding Sales Material has been answered correctly.
4. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that this replacement (if applicable) is consistent with that position.
5. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief.
6. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
7. I have complied with requirements for disclosures and/or replacements as necessary.
8. I have discussed all applicable limitations to Investment Divisions, Fixed Account Options, and/or Add-On Benefit availability with the applicant and have provided the applicant with a list of Investment Divisions, Fixed Account Options, and Add-On Benefits currently available for election.

- Program Options Note: If no option is indicated, the designated default will be used.
- All Financial Professional certifications, licenses and trainings must be completed prior to application execution.
- If Percentage is left blank, all Financial Professionals will receive equal shares.

Financial Professional # 1 Signature	**Date Signed** (mm/dd/yyyy)	**Jackson Assigned ID**

First Name	Middle Name	Last Name

Email Address (print clearly)	Business Phone Number (include area code)	Extension

Program Options ☐ A ☐ B ☐ C

Percentage ____ %

If more than one Financial Professional is participating in a Program Option on this case, please provide the additional Financial Professional names, Jackson Assigned IDs and percentages for each (Financial Professional # 1-4 totaling 100%).

Financial Professional # 2 Name	Jackson Assigned ID	Percentage
		%

Financial Professional # 3 Name	Jackson Assigned ID	Percentage
		%

Financial Professional # 4 Name	Jackson Assigned ID	Percentage
		%

ICC18 VDA 800 04/19 Page 12 of 12 **V776 04/20**